SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 5, 2004

CHEMBIO DIAGNOSTIC, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-85787	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. Unregistered Sales of Securities.

During the fourth quarter of 2004 Chembio Diagnostics, Inc. (the “Company”) had unregistered sales of Securities as follows;
Issuance of Common Stock as Payment of Dividends on 8 % Series A Convertible Preferred Stock (“Series A Preferred”). On November 5, 2004 the Company pursuant to the terms of the Series A Preferred elected to pay the dividends owed in the form of common stock. The terms of the Series A Preferred can be found in our SB-2 as amended filed on October 27, 2004. The Company issued 303,145 shares of common stock (Dividends totaling $181,896 divided by $0.60 per share) on November 15, 2004 as payment of dividends on the Series A Preferred. No cash was exchanged in this issuance. The Company relied on Section 4(2) of the Securities Act of 1933 as the basis for its exemption from registration of this issuance. The investors in the issuance were accredited investors of the Company.

Issuance of Common Stock as Payment for Consulting Services. On December 9, 2004 the Company entered into a contract with an investor relations company, as part of the terms of this contract the Company issued 56,250 shares of common stock. No cash was exchanged in this issuance. The Company relied on Section 4(2) of the Securities Act of 1933 as the basis for its exemption from registration of this issuance. The investor in the issuance was an accredited investor of the Company.

Exchange of Existing Debt into 8% Series A Convertible Preferred Stock. On December 29, 2004 the Company exchanged debt into Series A Preferred pursuant to the merger agreement as discussed in our SB-2 as amended filed on October 27, 2004. A total of $361,560 worth of existing debt (as defined in our SB-2 filing) was converted into 12.05199 shares of Series A Preferred (each share has a face value of $30,000) and associated warrants to purchase 723,120 shares of common stock. The Company relied on Section 4(2) of the Securities Act of 1933 as the basis for its exemption from registration of this issuance. The investor in the issuance was an accredited investor of the Company.

Issuance of Options under Chembio Diagnostics, Inc. Option Plan. On December 13, 2004 the Company issued options to purchase 50,000 shares of common stock (25,000 exercisable immediately and 25,000 exercisable July 1, 2005 with an exercise price of $1.00 and $1.50 per share respectively. The options expire on December 13, 2011) to an employee. The Company relied on Section 4(2) of the Securities Act of 1933 as the basis for its exemption from registration of this issuance. The investor in the issuance was an accredited investor of the Company.

Exercise of Warrants. On December 30, 2004 a major shareholder exercised warrants to purchase 66,869 shares of common stock. The exercise price was $0.45 per share and the Company received $30,091 in cash for this exercise. The Company relied on Section 4(2) of the Securities Act of 1933 as the basis for its exemption from registration of this issuance. The investor in the issuance was an accredited investor of the Company.

ITEM 9.01. Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 24, 2005            Chembio Diagnostics, Inc.

By:        /s/ Lawrence A. Siebert
        Lawrence A. Siebert
        Chief Executive Officer